EXHIBIT 16.2
December 18, 2007
Securities and Exchange Commission
Washington, DC 20549
Commissioners:
We have read Alpha Security Group Corp.’s statements included under Item 4.01 of its Form 8-K filed on December 19, 2007, and we agree with such statements concerning our firm.

/s/ Goldstein Golub Kessler LLP GOLDSTEIN GOLUB KESSLER LLP

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